Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Adverum Biotechnologies, Inc. for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Amber Salzman, as President and Chief Executive Officer of Adverum Biotechnologies, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Adverum Biotechnologies, Inc.

Date:	March 6, 2018	By:	/s/ Amber Salzman
Amber Salzman
President and Chief Executive Officer (Principal Executive Officer)

In connection with the Annual Report on Form 10-K of Adverum Biotechnologies, Inc. for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Leone Patterson, as Chief Financial Officer of Adverum Biotechnologies, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Adverum Biotechnologies, Inc.

Date:	March 6, 2018	By:	/s/ Leone Patterson
Leone Patterson
Chief Financial Officer
(Principal Financial and Accounting Officer)